 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2017

DCT INDUSTRIAL TRUST INC.
DCT INDUSTRIAL OPERATING PARTNERSHIP LP
(Exact name of registrant as specified in its charter)

Maryland (DCT Industrial Trust Inc.)	001-33201	82-0538520
Delaware (DCT Industrial Operating Partnership LP	333-195185	82-0538522
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
555 17th Street, Suite 3700
Denver, CO 80202
(Address of principal executive offices)
(303) 597-2400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2017, the Board of Directors (the “Board”) of DCT Industrial Trust Inc. (the “Company”) appointed Marcus L. Smith as a director of the Company, effective as of October 30, 2017, to serve until the Company’s 2018 annual meeting of stockholders. Mr. Smith will serve on the Board’s Audit Committee and Nominating and Corporate Governance Committee.
On October 30, 2017, pursuant to the Board’s current policy regarding director compensation, the Company will grant Mr. Smith shares of phantom stock of the Company with a value equal to $80,000. The shares of phantom stock will vest in full on the first anniversary of the grant date, subject to continued service as a director.
Additionally, in connection with Mr. Smith’s appointment to the Board, the Company and Mr. Smith will enter into an indemnification agreement in substantially the same form as the Company has entered into with each of the Company’s existing directors. The indemnification agreement requires, among other matters, that the Company indemnify Mr. Smith to the fullest extent permitted by law for reasonable expenses and liabilities arising out of any proceeding involving Mr. Smith by reason of his service as a member of the Board and advance to him all such expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.
October 2, 2017
	By:	/s/ John G. Spiegleman
Name: John G. Spiegleman
Title: Executive Vice President and General Counsel

DCT INDUSTRIAL OPERATING PARTNERSHIP LP By: DCT Industrial Trust Inc., its general partner
October 2, 2017
	By:	/s/ John G. Spiegleman
Name: John G. Spiegleman
Title: Executive Vice President and General Counsel